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                                                                   EXHIBIT 10.19

                           DATA CRITICAL CORPORATION

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of June 14, 1999, by and between Michael E. Singer ("Employee") and Data Critical Corporation, a Delaware corporation (the "Company").

     1. Term of Agreement. This Agreement shall commence on the date hereof and shall have a term of five (5) years (the "Original Term"). During the first year of the Original Term, the Company may only terminate this Agreement for Cause (as defined in Section 6 below). Thereafter, subject to Section 5, this Agreement may be terminated by either party, with or without cause, on thirty
(30) days' written notice to the other party. This Agreement may be extended for an additional one (1) year term after the end of the Original Term if the parties mutually agree in writing to such extension.

     2.  Duties.

          (a) Position. Employee shall be employed as the Company's Chief Financial Officer, and as such will have responsibility for the Company's finance, accounting and treasury functions, mergers and acquisitions, investor relations, oversight of human resources and other operational duties that may change from time to time. Employee will report to the Company's Chief Executive Officer.

          (b) Obligations to the Company. Employee agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote all of his or her business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, Employee will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3. At-Will Employment. Except as provided in Section 1 above, the Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment
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terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Chief Executive Officer of the Company.

     4. Compensation. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this
Section 4.

          (a) Salary. Employee shall receive a minimum monthly salary of $13,333, which is equivalent to $160,000 on an annualized basis. Employee's salary shall be reviewed on at least an annual basis. Employee's monthly salary will be payable pursuant to the Company's normal payroll practices. In the event this Agreement is extended beyond the Original Term, the base salary shall be reviewed at the time of such extension by the Board, its Compensation Committee or the Chief Executive Officer of the Company, and any increase will be effective as of the date determined appropriate by the Board, its Compensation Committee or the Chief Executive Officer.

          (b)  Bonus

               (i) If Employee is still employed by the Company, the Company shall issue Employee 7,500 shares of the Company's Common Stock on July 15, 1999. Employee shall surrender these shares to the Company for cancellation if he leaves his employment with the Company prior to December 31, 1999. Employee acknowledges that he shall be liable for the payment of income taxes related to receipt of these shares.

               (ii) For each calendar year beginning in the year 2000, Employee shall be eligible to receive a bonus based on achievement of goals to be determined by the Company's Board of Directors.

          (c)  Stock Options and Other Incentive Programs.

               (i) In connection with the commencement of Employee's employment, the Board of Directors shall grant to Employee an option to purchase 100,000 shares of the Company's Common Stock, which will have an exercise price of $7.00, the fair market value on the date of the grant. Twenty-five percent (25%) of the option shares shall be vested and immediately exercisable on the date of grant. Twenty-five percent (25%) of the remaining option shares will vest on the one-year anniversary of commencement of employment, and the remainder will vest quarterly over the following three years. Vesting will, of course, depend on Employee's continued employment with the Company. If, during the term of his employment, Employee dies or suffers a Disability (as defined in Section 7 below), the option shares shall become full vested and exercisable. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or other change in control (a "Change in Control"), the exercisability of each outstanding option shall automatically be accelerated completely so that one hundred percent (100%) of the number of shares of Common Stock covered by such Option shall be fully vested.

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               (ii)  The Board of Directors shall also grant to Employee an option to purchase 75,000 shares of the Company's Common Stock, which will have an exercise price of $7.00, the fair market value on the date of the grant. This option will become fully vested and exercisable on the earlier of (1) five (5) years after the date of grant or (2) on the date of consummation of a Sale of the Company (as defined below) or (3) on a Pro Rata basis on the date (or dates) of consummation of Acquisition(s) by the Company (as defined below) having a Fair Market Value (as defined below) of $60 million or more.

                     As used herein, "Acquisition by the Company" means any purchase of assets, merger, acquisition, acquisition of any interest in any joint venture, partnership, limited liability company or any other form of acquisition of all or any part of another business by the Company, and "Sale of the Company" means a transaction or series of related transactions whereby, directly or indirectly, control of the Company or all or substantially all of its business or assets is acquired by or merged with another entity in a sale or exchange of stock, merger or consolidation, sale of assets or other similar transaction. As used herein, a "Transaction" means an Acquisition by the Company or a Sale of the Company.

                     As used herein, "Fair Market Value" means the sum of (1) cash paid or payable, fair market value of marketable equity securities or interests, fair value of unmarketable equity securities or interests, face amount of straight and convertible debt instruments or obligations issued or issuable (including any amounts paid into escrow) from the Company or any entity affiliated with the Company in connection with aTransaction, (2) the amount of indebtedness (excluding trade payables) of an acquired company assumed directly or indirectly by the Company or any entity affiliated with the Company in connection with a Transaction and (3) the fair value of contingent future payment obligations (e.g. earn-outs) arising in connection with a Transaction. Fair Market Value will be determined at the time the Company reaches a definitive agreement for a Transaction.

                     As used herein, "Pro Rata" means the Fair Market Value of any Transaction divided by $60 million.

                     For example, if the Company consummates an Acquisition by the Company with a Fair Market Value of $20 million, followed by an Transaction with a Fair Market Value of $10 million, Employee's option will become vested with respect to 25,000 shares and then 12,500 shares, for an aggregate vesting of 37,500 shares or fifty percent (50%) of the shares subject to the option. Vesting will, of course, depend on Employee's continued employment with the Company.

               (iii) Both of Employee's options will be incentive stock options to the maximum extent allowed by the Internal Revenue Code of 1986, as amended, and will be subject to the terms of the Company's 1999 Stock Plan and the Stock Option Agreement between Employee and the Company. Subject to the discretion of the Company's Board of Directors, you may be eligible to receive additional grants of stock options or purchase rights from time to time in the future, on such terms and subject to such conditions as the Board of Directors shall determine as of the date of any such grant.

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          (d)  Additional Benefits.  Employee will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and responsibility.

          (e)  Reimbursement of Expenses.

               (i) Employee shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

               (ii) In addition, the Company will reimburse Employee for (1) reasonable expenses incurred in making two trips from San Francisco to the Seattle area to look for housing, (2) the rental of an apartment in the Seattle area from June 1999 through the end of July 1999, (3) reimbursement of expenses incurred up to an aggregate of $2,000 for weekend trips from Seattle to San Francisco until Employee's family relocates to the Seattle area and (4) reasonable relocation expenses incurred for Employee and his family to move from San Francisco to the Seattle area (collectively, "Moving Expenses"). The Company will gross up Employee's reimbursement of Moving Expenses for any income taxes incurred by Employee thereon.

               (iii) The Company shall reimburse Employee for up to $6,000 in hourly legal and accounting fees incurred by Employee in connection with (i) entering into this Agreement and (ii) analyzing the tax consequences of compensation paid to Employee upon consummation of a change of control transaction of the Company.

     5.   Termination of Employment and Severance Benefits.

          (a) Termination of Employment. This Agreement may be terminated during its Original Term (or any extension thereof) upon the occurrence of any of the following events:

               (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 6 below) ("Termination for Cause");

               (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");

               (iii) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his or her employment with the Company ("Voluntary Termination");

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               (iv)  A change in Employee's status such that a Constructive
Termination (as defined in Section 5(b)(iv) below) has occurred; or

               (v)   Following Employee's death or Disability (as defined in
Section 7 below).

          (b) Severance Benefits. Employee shall be entitled to receive severance benefits upon termination of employment only as set forth in this
Section 5(b):

               (i) Voluntary Termination. If Employee's employment terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii) Involuntary Termination. If Employee's employment is terminated under Section 5(a)(ii) or 5(a)(iv) (such termination, an "Involuntary Termination"), Employee will be entitled to receive payment of severance benefits equal to Employee's regular salary for one year (the "Severance Period"). Such payments shall be made at the time of termination. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment, and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law. (iii)

               (iii) Termination for Cause. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (iv) Constructive Termination. "Constructive Termination" shall be deemed to occur if (A)(1) there is a change in Employee's position that in Employee's reasonable judgment represents a substantial reduction in status, title, position or responsibilities, (2) a reduction of Employee's base compensation or (3) Employee's refusal to relocate to a facility or location more than 30 miles from the Company's current location; and (B) within the 30-day period immediately following such material change or reduction Employee elects to terminate his employment voluntarily.

               (v) Termination by Reason of Death or Disability. In the event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 7 below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in

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accordance with applicable law. In addition, Employee's estate or representative will receive the amount of Employee's target bonus for the fiscal year in which the death or Disability occurs to the extent that the bonus has been earned as of the date of Employee's death or Disability, as determined by the Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year.

     6. Definition of Cause. For purposes of this Agreement, "Cause" for Employee's termination will exist at any time after the happening of one or more of the following events:

          (a) Employee's willful misconduct or gross negligence in performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

          (b) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

          (c) Employee's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

     7. Definition of Disability. For purposes of this Agreement, "Disability" shall mean that Employee has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least one hundred twenty (120) consecutive calendar days or one hundred fifty (150) calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     8. Confidentiality Agreement. Employee shall sign, or has signed, a Proprietary Information and Inventions Agreement (the "Confidentiality Agreement") substantially in the form attached hereto as Exhibit A. Employee hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

     9. Noncompetition Covenant. Employee hereby agrees that he shall not, during the term of his employment pursuant to this Agreement and until the later of (a) one year after termination of Employee's employment with the Company or
(b) the end of the Severance Period, if any, do any of the following without the prior written consent of the Company's Board of Directors:

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          (a)  Compete.  Carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) relating to wireless telecommunications products or services or medical equipment or products, in each case that directly compete with the Company's products or services then commercially available or under development during the term of Employee's employment, or engage in any other activities that conflict with Employee's obligations to the Company.

          (b) Solicit Business. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

          (c) Solicit Personnel. Solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company. This Section 9(c) is to be read in conjunction with Section 6 of the Confidential Information and Invention Assignment Agreement executed by Employee.

     10.  Limitation on Stock Option Acceleration Benefits.

     The Company shall use its best efforts to obtain approval of the terms of this Agreement from at least seventy-five percent (75%) of the Company's stockholders prior to the Company's initial public offering. If the Company is unable to obtain such stockholder approval, or if notwithstanding such stockholder approval any stock option acceleration benefits provided to Employee under this Agreement (i) constitute "parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) are subject to the excise tax imposed by Section 4999 of the Code ("Excise Tax"), then the Company shall reimburse Employee for the full amount of the Excise Tax imposed upon Employee as a direct result of such parachute payments (which shall include a "gross up" for income taxes on the amounts reimbursed by the Company such that Employee shall have no liability as a result of the imposition of any Excise Tax).

     11. Conflicts. Employee represents that his performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his or her own free will and that he has not been solicited as an employee in any way by the Company.

     12. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to

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the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     13.  Miscellaneous Provisions.

          (a) No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

          (c) Sole Agreement. This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

          (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h) Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Washington law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for

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preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 13(h) shall not apply to the Confidentiality Agreement.

          (i) Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                              DATA CRITICAL CORPORATION


                              By:  /s/ Jeffrey S. Brown
                                   --------------------

                              Title:  President and Chief Executive Officer

                              Address:  2733 152nd Avenue, N.E.
                                        Redmond, Washington 98052
                                        Fax: (425) 885-3500


                              MICHAEL E. SINGER


                              Signature:  /s/ Michael E. Singer
                                          ---------------------

                              Address:  3048 Jackson Street
                                        San Francisco, California 94115

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                                   EXHIBIT A

                          PROPRIETARY INFORMATION AND

                             INVENTIONS AGREEMENT

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